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Exhibit 5.2

        Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522

June 10, 2004

ALLETE, Inc.
30 West Superior Street
Duluth, MN 55802-2093

    Re:
    ADESA, Inc.
    REGISTRATION STATEMENT ON FORM S-1
    (File No. 333-113499)

Ladies and Gentlemen:

        We have acted as special counsel to ALLETE, Inc., a Minnesota corporation, the indirect parent company of ADESA, Inc., a Delaware corporation (the "Company"), in connection with the public offering (the "Offering") of $125,000,000 aggregate principal amount of the Company's Senior Subordinated Notes due 2012 (the "Notes"). The Notes are to be issued pursuant to an Indenture (the "Indenture"), to be entered into by and between the Company and LaSalle Bank, National Association, as trustee (the "Trustee").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the registration statement on Form S-1 (File No. 333-113499) of the Company as filed with the Securities and Exchange Commission (the "Commission") and Amendment Nos. 1 through No. 4 thereto (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of underwriting agreement relating to the Notes (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, and UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) the form of Indenture filed as an exhibit to the Registration Statement; (iv) the form of the Notes; (v) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State for the State of Delaware; (vi) the Amended and Restated By-Laws of the Company, as certified by the Secretary of the Company; and (vii) resolutions of the Board of Directors of the Company adopted on April 30, 2004, relating to the issuance of the Notes, the Indenture and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and public officials.

        Our opinions set forth herein are limited to the Delaware General Corporate Law and the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the

Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined-on-Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined-on-Law or as to the effect of any such non-opined-on law on the opinions herein stated.

        Based upon and subject to the foregoing, we are of the opinion that when the Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Offering, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

        In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indenture and the Notes and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except that we do not make this assumption for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed as exhibits to the Registration Statement.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 5.2